UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Fairfield Road, Suite 338, Fairfield, NJ	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 285-7973

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	JRSH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 16, 2026, Mr. Choi Lin Hung, a director and Chairman of the Board of Directors (the “Board”) of Jerash Holdings (US), Inc. (the “Company”), informed the Board that he would not stand for re-election as a director and Chairman of the Board at the Company’s 2026 annual meeting of stockholders (the “Meeting”). Mr. Choi’s decision not to stand for re-election was not the result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company. Mr. Choi will continue to serve as the Company’s Chief Executive Officer, President, and Treasurer.

On July 17, 2026, the nominating and corporate governance committee of the Board recommended, and the Board resolved, that Mr. Ng Tsze Lun, Head of Marketing of the Company, be nominated for election as a director at the Meeting, and, contingent upon his election by the stockholders, be elected to serve as Chairman of the Board effective immediately following the Meeting.

Mr. Ng, age 71, has served as Head of Marketing of the Company and the Head of Marketing of the Company’s subsidiaries, Jerash Garments and Fashions Manufacturing Co., Ltd. and Treasure Success International Limited (“Treasure Success”) since January 1, 2018 and the Head of Business Development of Treasure Success since April 1, 2022. Mr. Ng has over 50 years of experience in the garment industry with the majority of the time playing executive roles with his well-rounded expertise from customer relationships to production. Mr. Ng has also served as a director of Treasure Success since August 2016. The Board believes that Mr. Ng is well qualified to serve as a director and Chairman of the Board of the Company due to his extensive experience in business management and institutional knowledge.

There are no family relationships between Mr. Ng and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Mr. Ng and any other person pursuant to which Mr. Ng was nominated as a director of the Company. To the best knowledge of the Company, neither Mr. Ng nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except for those disclosed in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 18, 2026. In connection with Mr. Ng’s nomination as a director and Chairman of the Board, there will be no changes to Mr. Ng’s existing compensation arrangements with the Company.

On July 21, 2026, the Company issued a press release to announce the upcoming changes to its Board. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Press Release, dated July 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

July 21, 2026	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chairman of the Board of Directors, Chief Executive Officer, President, and Treasurer

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